SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2005

PSB HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Federal	0-50970	42-1597948
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

40 Main Street, Putnam, Connecticut		06260
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (860) 928-6501

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On November 7, 2005, PSB Holdings, Inc. (the “Registrant”) granted shares of restricted stock and stock options to the following Directors and “Named Executive Officers” (as defined by Item 402(a)(3) of Securities and Exchange Commission Regulation S-K) pursuant to the Registrant’s 2005 Stock-Based Incentive Plan. Shares of restricted stock and options vest over five years from the date of grant. Options have an exercise price of $10.60. The forms of award documents were filed on November 10, 2005 with the Securities and Exchange Commission in a separate Current Report on Form 8-K.

Name	Restricted Stock	Stock Options
Robert G. Cocks, Jr.	20,413	61,238
Robert J. Halloran, Jr.	9,526	34,021
Thomas A. Borner	34,021	61,238
Maurice P. Beaulac	9,526	23,815
Mary E. Patenaude	9,526	23,815
Richard A. Loomis	4,083	10,206
Wilbur D. Neumann	2,722	6,804
A. Leon Archambault	9,526	23,815
Paul M. Kelly	9,526	23,815
Charles H. Puffer	9,526	23,815

Item 9.01.                                          Financial Statements and Exhibits.

(a)                                  Not Applicable.

(b)                                 Not Applicable.

(c)                                  Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PSB HOLDINGS, INC.

DATE: November 10, 2005	By:	/s/ Robert J. Halloran, Jr.
Robert J. Halloran, Jr.
Vice President and Treasurer